                                  EXHIBIT 10.39

                            STOCK PURCHASE AGREEMENT,

                          DATED AS OF OCTOBER 1, 1996,

                                BETWEEN AND AMONG

                             CROWN NORTHCORP, INC.;
                               CNC HOLDING CORP.;
                         MILLER AND SMITH HOLDING, INC.;
                                GORDON V. SMITH;
                                 ALVIN D. HALL;
                              SPENCER R. STOUFFER;
                                RICHARD J. NORTH;
                                 JAY N. ROLLINS;
                             CHARLES F. STUART, JR.;
                           EASTERN REALTY CORPORATION;
                            EASTERN BALTIMORE, INC.;

                                       AND

                              EASTERN REALTY L.L.C.

                                TABLE OF CONTENTS



ARTICLE                                                                                      PAGE
ARTICLE I
                                    The Purchase and Sale..................................    2
     1.1.     Terms of the Purchase and Sale...............................................    2
     1.2.     The Closing..................................................................    3

ARTICLE II

                              Representations and Warranties of Stockholders...............    3
     2.1.     Organization and Qualification...............................................    3
     2.2.     Capitalization...............................................................    6
     2.3.     Authorizations...............................................................    6
     2.4.     Accreditation and Non-Distributive Intent....................................    7
     2.5.     Completeness of Disclosure...................................................    8
     2.6.     Validity of Issuance.........................................................    8
     2.7.     Several Representations......................................................    8

ARTICLE III

                           Representations and Warranties of Active Stockholder............    8
     3.1.     Financial Condition..........................................................    8
     3.2.     Taxes........................................................................    9
     3.3.     Litigation and Claims........................................................   10
     3.4.     Properties...................................................................   11
     3.5.     Contracts and Other Instruments..............................................   12
     3.6.     Employees....................................................................   13
     3.7.     Patents, Trademarks, Et Cetera...............................................   14
     3.8.     Questionable Payments........................................................   14
     3.9.     Consents.....................................................................   14
     3.10.    Specific Representations and Warranties With Respect To the Controlled
              Entities.....................................................................   15
     3.11.    Qualification as to Controlled Entity Representations and Warranties.........   16

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
ARTICLE                                                                               PAGE
ARTICLE IV

                              Representations and Warranties of the Purchaser......    17
     4.1.     Organization.........................................................    17
     4.2.     Validity of Shares...................................................    17
     4.3.     Authority to Buy.....................................................    17
     4.4.     Non-Distributive Intent..............................................    17
     4.5.     Validity of Issuance.................................................    18
     4.6.     Capitalization.......................................................    18

ARTICLE V

                                         Covenants and Agreements..................    18
     5.1.     Covenants and Agreements of the Acquired Corporations and the
              Stockholders.........................................................    18
     5.2.     Covenants and Agreements of the Purchaser and CNC....................    19

ARTICLE VI

                                              Indemnification......................    20
     6.1.     Indemnification by Active Stockholders...............................    20
     6.2.     Indemnification By The Stockholders..................................    20
     6.3.     Indemnification By The Purchaser and CNC.............................    21
     6.4.     Method of Asserting Claims...........................................    21
     6.5.     Payment..............................................................    23
     6.6.     Arbitration..........................................................    23
     6.7.     Other Rights and Remedies Not Affected...............................    23

ARTICLE VII

                                               Miscellaneous.......................    24
     7.1.     Actual Knowledge.....................................................    24
     7.2.     Brokerage Fees.......................................................    24
     7.3.     Further Actions......................................................    24
     7.4.     Availability of Equitable Remedies...................................    24
     7.5.     Survival.............................................................    25
     7.6.     Modification.........................................................    25
     7.7.     Notices..............................................................    25
     7.8.     Waiver...............................................................    27
     7.9.     Acquired Entity Obligations..........................................    27

ARTICLE                                                                               PAGE
     7.10.    Binding Effect.......................................................    27
     7.11.    No Third Party Beneficiaries.........................................    27
     7.12.    Separability.........................................................    27
     7.13.    Headings.............................................................    27
     7.14.    Counterparts; Governing Law..........................................    28

LIST OF SCHEDULES

Schedule 1.1(c)   -   Shares of Series A Convertible Preferred Stock to be
                      Issued

Schedule 2.1(a)   -   List Of ERC Subsidiaries, ERC Interests, and Controlled
                      ERC Entities And Information About Them And ERC

Schedule 2.1(b)   -   List Of Baltimore Subsidiaries, Baltimore Interests, and
                      Controlled Baltimore Entities And Information About Them
                      And Baltimore

Schedule 2.1(c)   -   List Of ELLC Subsidiaries, ELLC Interests, and Controlled
                      ELLC Entities And Information About Them And ELLC

Schedule 2.1(d)   -   Organizational Chart of the Acquired Corporations, the
                      Subsidiaries, the Controlled Entities, and the Interests

Schedule 2.2      -   Ownership of the Acquired Corporations, the Subsidiaries,
                      and the Controlled Entities

Schedule 2.4(d)   -   Information about the Purchaser

Schedule 3.1(a)   -   Delivered Financial Statements

Schedule 3.2      -   Taxes

Schedule 3.3      -   Litigation

Schedule 3.4(b)   -   List Of Property Owned, Leased, And Licensed

Schedule 3.4(d)   -   Environmental Laws

Schedule 3.5      -   List Of Contracts, Agreements, Instruments, And
                      Arrangements

Schedule 3.6      -   Employee Benefits

Schedule 3.7      -   List Of Intangibles Owned And Licensed

Schedule 3.9(a)   -   Governmental Consents

Schedule 3.9(b)   -   Contractual Consents

Schedule 3.10     -   Representations and Warranties with respect to Controlled
                      Entities as to delinquent taxes or assessments

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 1996, is between and among CROWN NORTHCORP, INC., a Delaware corporation with offices at 1251 Dublin Road, Columbus, Ohio 43215 (the "Purchaser"); CNC HOLDING CORP., a Delaware corporation and a wholly-owned subsidiary of the Purchaser with offices at 1251 Dublin Road, Columbus, Ohio 43215 ("CNC"); MILLER AND SMITH HOLDING, INC., a Virginia corporation with offices at 1568 Springhill Road, Suite 401, McLean, Virginia 22102 ("M&S"); GORDON V. SMITH, an individual residing at 8716 Crider Brook Way, Potomac, Maryland 20854 ("Smith"); ALVIN D. HALL, an individual residing at 23876 Champe Ford Road, Middleburg, Virginia 22117 ("Hall"); SPENCER R. STOUFFER, an individual residing at 3513 Prosperity Avenue, Fairfax, Virginia 22031 ("Stouffer"); RICHARD J. NORTH, an individual residing at 6848 Georgetown Pike, McLean, Virginia 22101 ("North"); JAY N. ROLLINS, an individual residing at 8901 Seneca Way, Bethesda, Maryland 20817 ("Rollins"); CHARLES F. STUART, JR., an individual residing at 9001 Clifford Avenue, Chevy Chase, Maryland 20815 ("Stuart"; each of Smith, Hall, Stouffer, North, Rollins, and Stuart are generically referred to herein as an "ELLC/Baltimore Stockholder," and are collectively referred to herein as the "ELLC/Baltimore Stockholders"; and the ELLC/Baltimore Stockholders and M&S are collectively referred to herein as the "Stockholders"); EASTERN REALTY CORPORATION, a Virginia corporation and a wholly-owned subsidiary of M&S with offices at 1568 Springhill Road, Suite 222, McLean, Virginia 22102 ("ERC"); EASTERN BALTIMORE, INC., a Virginia S corporation with offices at 1568 Springhill Road, Suite 222, McLean, Virginia 22102 ("Baltimore"); and EASTERN REALTY L.L.C., a Virginia limited liability company with offices at 1568 Springhill Road, Suite 222, McLean, Virginia 22102 ("ELLC"; ERC, Baltimore, and ELLC are collectively referred to herein as the "Acquired Corporations" and are individually referred to herein as an "Acquired Corporation").

         WHEREAS, the Purchaser desires to acquire, through CNC, all of the issued and outstanding capital stock or membership interests, as the case may be, of each of the Acquired Corporations from the Stockholders for consideration of shares of the Series A Convertible Preferred Stock, par value $.01 per share, of the Purchaser (the "Preferred Stock") and Warrants for the issuance of Common Stock of Purchaser at a purchase price equal to $0.75 per share, exercisable for a period of three (3) years from the date of this Agreement (the "Warrants"; the Preferred Stock, the Warrants and the securities issuable upon conversion of the Warrants are sometimes referred to herein collectively as the "Securities"); and

         WHEREAS, M&S owns all of the issued and outstanding capital stock of ERC and desires to effect such purchase and sale; and

         WHEREAS, the ELLC/Baltimore Stockholders own all of the issued and outstanding capital stock of Baltimore and desire to effect such purchase and sale; and

         WHEREAS, the ELLC/Baltimore Stockholders own all of the issued and outstanding membership interests in ELLC, and desire to effect such purchase and sale;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE


SECTION 1.1. TERMS OF THE PURCHASE AND SALE. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a)      (i)   M&S shall sell, assign, transfer, and convey to CNC at
the consummation of the transactions contemplated by Sections 1.1(a) and 1.1(b) hereby (the "Closing") all of the issued and outstanding capital stock of ERC (the "ERC Shares").

                  (ii) Each of the ELLC/Baltimore Stockholders shall sell, assign, transfer, and convey to CNC at the Closing all of the issued and outstanding shares of capital stock of Baltimore owned by him, which shares shall collectively constitute all of the issued and outstanding shares of capital stock of Baltimore (the "Baltimore Shares").

                  (iii) Each of the ELLC/Baltimore Stockholders shall sell, assign, transfer, and convey to CNC at the Closing all of the issued and outstanding membership interests in ELLC owned by him, which membership interests shall collectively constitute all of the issued and outstanding membership interests in ELLC as of the Closing (the "ELLC Membership Interests").


         (b)      (i)   M&S shall deliver at the Closing certificates
representing all of the ERC Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, and with all stock transfer and any other required documentary stamps affixed thereto.

                  (ii) The ELLC/Baltimore Stockholders shall deliver at the Closing certificates representing all of the Baltimore Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, and with all stock transfer and any other required documentary stamps affixed thereto.

                  (iii) Each of the ELLC/Baltimore Stockholders shall deliver at the Closing to CNC and Crown Revenue Services, Inc., an Ohio corporation, a transfer and assignment of all of his membership interest in ELLC, which transfer and assignment shall be in form and substance satisfactory to the Purchaser.

         (c) As consideration for the ERC Shares, the Baltimore Shares, and the ELLC Membership Interests delivered to the Purchaser pursuant to this Agreement, CNC shall deliver at the Closing (i) certificates registered in the names and for the number of shares of the Preferred Stock as set forth in
Schedule 1.1(c), and (ii) Warrants registered in the names and for the number of shares of Common Stock of the Purchaser as set forth on Schedule 1.1(c).

         SECTION 1.2. THE CLOSING. The Closing shall take place at the offices of Powell, Goldstein, Frazer & Murphy, 1001 Pennsylvania Avenue, Washington, D.C. 20006, and shall be effective as of October 1, 1996.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         The Stockholders, jointly and severally, hereby make the following representations and warranties to the Purchaser and CNC as of the Closing.

         SECTION 2.1. ORGANIZATION AND QUALIFICATION.

         (a)      (i)   ERC owns, either directly or through one or more ERC
Subsidiaries (as hereinafter defined), the equity interests in the entities listed on Schedule 2.1(a) (collectively, the "ERC Interests").

                  (ii) Schedule 2.1(a) correctly lists all entities which should be consolidated in the financial statements of ERC in accordance with generally accepted accounting principles (collectively, the "ERC Subsidiaries").

                  (iii) Schedule 2.1(a) correctly lists each of the ERC Interests which are general partner interests, managing membership interests, or other Control Securities (as hereinafter defined) along with the issuer thereof (such issuers, which shall be deemed to include, without limitation, all enterprises in which ERC directly or indirectly possesses an interest which are involved in land development or model home programs, being referred to herein as the "Controlled ERC Entities"). As used herein, "Control Securities" means securities which, through voting rights, by or in tandem with contractual rights, or otherwise (alone or in conjunction with other elements), confer upon the holder thereof the power to influence the management, policies, or direction of the issuer thereof.

                  (iv) Schedule 2.1(a) correctly sets forth as to ERC, each ERC Subsidiary, the issuer of each ERC Interest, and each Controlled ERC Entity (A) its place of incorporation or organization, (B) its principal place of business,
(C) the jurisdictions in which it is qualified to do business, (D) a description of the business which it currently conducts, (E) its authorized capitalization,
(F) the equity interests therein currently outstanding, and (G) the record owner of such equity interests.

                  (v) Other than the ERC Subsidiaries and the ERC Interests, neither ERC nor any of the ERC Subsidiaries or Controlled ERC Entities has a Subsidiary or affiliate or owns any interest in any enterprise (whether or not such enterprise is a corporation) that is not listed on Schedule 2.1(a).

         (b)      (i)   Baltimore owns, either directly or through one or more
Baltimore Subsidiaries (as hereinafter defined), the equity interests in the entities listed on Schedule 2.1(b) (collectively, the "Baltimore Interests").

                  (ii) Schedule 2.1(b) correctly lists all entities which should be consolidated in the financial statements of Baltimore in accordance with generally accepted accounting principles (collectively, the "Baltimore Subsidiaries").

                  (iii) Schedule 2.1(b) correctly lists each of the Baltimore Interests which are general partner interests, managing membership interests, or other Control Securities along with the issuer thereof (such issuers, which shall be deemed to include, without limitation, all enterprises in which Baltimore directly or indirectly possesses an interest which are involved in land development or model home programs, being referred to herein as the "Controlled Baltimore Entities").

                  (iv) Schedule 2.1(b) correctly sets forth as to Baltimore, each Baltimore Subsidiary, the issuer of each Baltimore Interest, and each Controlled Baltimore Entity (A) its place of incorporation or organization, (B) its principal place of business, (C) the jurisdictions in which it is qualified to do business, (D) a description of the business which it currently conducts,
(E) its authorized capitalization, (F) the equity interests therein currently outstanding, and (G) the record owner of such equity interests.

                  (v) Other than the Baltimore Subsidiaries and the Baltimore Interests, neither Baltimore nor any of the Baltimore Subsidiaries or Controlled Baltimore Entities has a Subsidiary or affiliate or owns any interest in any enterprise (whether or not such enterprise is a corporation) that is not listed on Schedule 2.1(b).

         (c)      (i)   ELLC owns, either directly or through one or more ELLC
Subsidiaries (as hereinafter defined), the equity interests in the entities listed on Schedule 2.1(c) (collectively, the "ELLC Interests").

                  (ii) Schedule 2.1(c) correctly lists all entities which should be consolidated in the financial statements of ELLC in accordance with generally accepted accounting principles (collectively, the "ELLC
Subsidiaries").

                  (iii) Schedule 2.1(c) correctly lists each of the ELLC Interests which are general partner interests, managing membership interests, or other Control Securities along with the issuer thereof (such issuers, which shall be deemed to include, without limitation, all enterprises in which ELLC directly or indirectly possesses an interest which are involved in land development or model home programs, being referred to herein as the "Controlled ELLC Entities").

                  (iv) Schedule 2.1(c) correctly sets forth as to ELLC, each ELLC Subsidiary, the issuer of each ELLC Interest, and each Controlled ELLC Entity (A) its place of incorporation or organization, (B) its principal place of business, (C) the jurisdictions in which it is qualified to do business, (D) a description of the business which it currently conducts, (E) its authorized capitalization, (F) the equity interests therein currently outstanding, and (G) the record owner of such equity interests.

                  (v) Other than the ELLC Subsidiaries and the ELLC Interests, neither ELLC nor any of the ELLC Subsidiaries or Controlled ELLC Entities has a Subsidiary or affiliate or owns any interest in any enterprise (whether or not such enterprise is a corporation) that is not listed on Schedule 2.1(c).

         (d) Schedule 2.1(d) contains an accurate and complete organizational chart accurately depicting (i) each of the Acquired Corporations,
(ii) each of the ERC Subsidiaries, the Baltimore Subsidiaries, and the ELLC Subsidiaries (each, a "Subsidiary," and collectively, the "Subsidiaries"), (iii) each of the Controlled ERC Entities, the Controlled Baltimore Entities, and the Controlled ELLC Entities (each, a "Controlled Entity," and collectively, the "Controlled Entities"), and (iv) the ownership of each of the ERC Interests, the Baltimore Interests, and the ELLC Interests (each, an "Interest", and collectively, the "Interests"). The Acquired Corporations, the Subsidiaries and the Controlled Entities are sometimes referred to herein as the "Acquired Entities".

         (e) Each of the Acquired Entities is a corporation, partnership, or limited liability company, as the case may be, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its material properties and assets and to carry on the business in which it is now engaged. For the purpose of this Section 2.1(e), the term "material properties and assets" means those assets with a value in excess of $10,000. Each of the Acquired Entities is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation, partnership, or limited liability company, as the case may be, in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

         SECTION 2.2. CAPITALIZATION.

         (a) (i)   The authorized capital stock of ERC consists of 1,000 shares of common stock, of which 200 shares are outstanding and comprise the ERC Stock.

             (ii) The authorized capital stock of Baltimore consists of 1,000 shares of common stock, of which 100 shares are outstanding and comprise the Baltimore Stock.

             (iii) All of the authorized membership interests of ELLC are outstanding and comprise the ELLC Membership Interests.

         (b) Each of the outstanding shares of ERC Stock and Baltimore Stock, each of the ELLC Membership Interests, and each of the Interests is duly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of any person or entity, and is owned of record and beneficially as set forth in Schedule 2.1(a),
Schedule 2.1(b), or Schedule 2.1(c) in the case of the Interests, and otherwise as set forth in Schedule 2.2, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

         (c) There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any equity interest in any Acquired Entity or any security or other instrument convertible into, exercisable for, or exchangeable for any equity interest in any Acquired Entity. There is outstanding no security or other instrument convertible into or exchangeable for any equity interest in any of the Acquired Entities.

         SECTION 2.3. AUTHORIZATIONS.

         (a) Each of the Acquired Corporations and each of the Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement and each of the other agreements, instruments, and other documents executed and delivered pursuant hereto or in connection herewith (collectively, the "Operative Documents") to which it is a party. All necessary corporate or other proceedings of each of the Acquired Corporations and the Stockholders have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the Operative Documents to which it is a party by such Acquired Corporation and such Stockholders. This Agreement and each of the Operative Documents have been duly authorized, executed, and delivered by each of the Acquired Corporations, has been duly authorized, executed and delivered by each of the Stockholders, constitutes the legal, valid, and binding obligation of Acquired Corporation and Stockholders, and is enforceable as to them in accordance with its terms.

         (b) Upon the Closing, CNC will have good title to all the issued and outstanding capital stock or membership interests, as the case may be, of each Acquired Corporation, free and clear of all liens, security interests, pledges, charges, encumbrances, pre-emptive rights, stockholders' agreements, and voting trusts.

         SECTION 2.4. ACCREDITATION AND NON-DISTRIBUTIVE INTENT.

         (a) Each of Rollins and Smith represent and warrant that they are an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), and that they have executed and delivered to the Purchaser an accredited investor questionnaire prior to the date of this Agreement.

         (b) Each Stockholder represents and warrants that he or it is acquiring the Securities to be issued hereunder to him or it for his or its own account (and not for the account of others), for investment purposes only, and not with a view toward the resale or distribution thereof.

         (c) Each Stockholder understands that the Securities have not been registered under the Securities Act, and may not be resold, transferred, or otherwise disposed of absent such registration or the availability of an exemption therefrom. Each Stockholder acknowledges that the Purchaser advised it in writing of such resale restrictions a reasonable time prior to the Closing. Each Stockholder agrees that he or it will not resell, transfer, or otherwise dispose of any of the Securities without registration of such Securities under the Securities Act or the availability of an exemption therefrom, and that each Security or certificate representing one or more Securities may contain a legend to the foregoing effect.

         (d) Each Stockholder acknowledges that he or it has received the information about the Purchaser listed on Schedule 2.4(d) a reasonable time prior to the Closing.

         (e) Each Stockholder acknowledges that the Purchaser has made available to such Stockholder and his or its purchaser representative a reasonable time prior to the Closing the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated hereby and to obtain any additional information which such Stockholder or such purchaser representative has requested.

         (f) Each Stockholder acknowledges that he or it has not been offered the Securities by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (g) Each Stockholder represents and warrants that he or it does not constitute more than one stockholder pursuant to Rule 501(e) under the Securities Act with respect to the offering of the Securities contemplated hereby.

         (h) Each Stockholder represents and warrants that he or it, either alone or with his or its purchaser representative, has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of his or its prospective investment in the Securities.

         (i) Each Stockholder resides at the address listed opposite its name in the introductory paragraph of the Agreement.

         (j) Each Stockholder has consulted with counsel with respect to each of the representations and warranties in this Section 2.4.

         SECTION 2.5. COMPLETENESS OF DISCLOSURE. No representation or warranty by any Stockholder in this Agreement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         SECTION 2.6. VALIDITY OF ISSUANCE. Assuming the truth of the representations and warranties made by the Purchaser in Section 4.4, the offer, sale, and delivery of the ERC Shares, the Baltimore Shares, and the ELLC Membership Interests under the circumstances contemplated by this Agreement constitute exempted transactions under the Securities Act, and registration of such shares under the Securities Act is not required in connection with any such offer, sale, or delivery of such shares.

         SECTION 2.7. SEVERAL REPRESENTATIONS. Notwithstanding any other provision of this Agreement, the representations and warranties of each Stockholder contained in Section 2.5 are deemed to be made severally and not jointly.


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ACTIVE STOCKHOLDER

         Rollins and Smith (the "Active Stockholders"), jointly and severally, hereby make the following representations and warranties to the Purchaser and CNC as of the Closing.

         SECTION 3.1. FINANCIAL CONDITION.

         (a) The Stockholders have delivered to the Purchaser true and correct copies of the unaudited consolidated balance sheets, statements of income, statements of retained earnings, and statements of sources and uses of cash for each of the Acquired Corporations and each of the Controlled Entities listed on
Schedule 3.1(a). Each such consolidated balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the subject thereof as of its date; each such consolidated statement of income and consolidated statement of retained earnings presents fairly the results of operations of the subject thereof for the period indicated; and each such consolidated statement of sources and uses of cash (excluding future projections) presents fairly the information purported to be shown therein. Except as indicated on Schedule 3.1(a), such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. All of such financial statements are in accordance with the books and records of the subject thereof. Except as disclosed on Schedule 3.1(a), since the end of the last fiscal year of each such entity:

                  (i) there has not been a material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of any of the Acquired Entities.

                  (ii) Except as disclosed on Schedule 3.1(a), none of the Acquired Entities has authorized, declared, paid, or effected any dividend or other distribution in respect of any of its equity interests or any direct or indirect redemption, purchase, or other acquisition of any equity interest in any of the Acquired Entities.

                  (iii) The operations and business of each of the Acquired Entities have been conducted in all respects in the ordinary course.

                  (iv) None of the Acquired Entities has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value which could have a material adverse effect on any Acquired Entity.

                  (v) Except as disclosed on Schedule 3.1(a), none of the Acquired Entities has paid or incurred any tax, or other liability or expense to any third party, from the preparation of, or the transactions contemplated by, this Agreement, it being understood that Stockholders shall have paid or will pay all such taxes (including stock transfer taxes resulting from this Agreement or the transactions contemplated hereby), liabilities and expenses.

         (b) Except as and to the extent reflected on the balance sheets delivered to Purchaser pursuant to Section 3.1(a) (including the footnotes thereto) (the "Last Balance Sheets" for each Acquired Entity) or in this Agreement (including the Schedules hereto), the Acquired Entities do not have any liabilities, commitments or obligations of any nature (whether absolute, accrued, contingent or otherwise) which could have a material adverse effect on any Acquired Entity or which, under generally accepted accounting principles or the terms of this Agreement, are required to be disclosed, other than those incurred in the ordinary course of business consistent with past practice since the dates of the Last Balance Sheets.

         SECTION 3.2. TAXES. Except as set forth on Schedule 3.2:

         (a) All tax returns (including federal, state, local and foreign) required to be filed with respect to the business and assets of the Acquired Entities have been duly and timely (within any applicable extension periods) filed with the appropriate authorities in all jurisdictions in which such returns are required to be filed; and all taxes, penalties and interest ("Taxes") due thereon have been paid.

         (b) The provisions for Taxes on the Last Balance Sheets are sufficient for the payment of all Taxes for which the Acquired Entities may be liable for the periods covered thereby that were not yet due and payable as of the date thereof.

         (c) There is no claim or assessment pending or, to the actual knowledge of the Active Stockholders, threatened against the Acquired Entities for any alleged deficiency in Taxes. There are no pending audits of any tax returns of the Acquired Entities and no federal or state income tax return of the Acquired Entities has been audited by any tax authority.

         (d) No Acquired Entity is a party to any written agreement providing for the allocation or sharing of Taxes.

         (e) Each Acquired Entity has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees, and no Acquired Entity is liable for any Taxes (other than Taxes not yet due and payable) for failure to comply with such laws.

         (f) Baltimore has elected (with the consent of all of its shareholders), in compliance with all applicable legal requirements, to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and corresponding provisions under any applicable state and local laws, and such elections are in effect for Baltimore. Baltimore's election to be taxed under Subchapter S of the Code is and has been in effect since its organization, and no action has been taken by Baltimore or any shareholder of Baltimore that may result in the revocation of any such elections. Baltimore has no liability, absolute or contingent, for the payment of any income Taxes under the Code or under the laws of such states or localities which afford tax treatment similar to that under Subchapter S of the Code.

         SECTION 3.3. LITIGATION AND CLAIMS. Except as set forth on Schedule 3.3, no Acquired Entity has received notice of any litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the actual knowledge of the Active Stockholders threatened or contingent (or any basis therefor to the actual knowledge of the Active Stockholders) with respect to any of the Acquired Entities, or any of their respective businesses, properties, or assets, which would have a material adverse effect on the business, properties or assets of any Acquired Entity or which under generally accepted accounting principles are required to be disclosed. None of the Acquired Entities is affected by any current or threatened strike or other labor disturbance nor to the actual knowledge of the Stockholders is any union attempting to represent any employee of any of the Acquired Entities as collective bargaining agent. None of the Acquired Entities is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor are any of the Acquired Entities, or any Stockholder required to take any action in order to avoid such violation or default, the result of which would have a material adverse impact on the business, properties or assets of any Acquired Entity.

         SECTION 3.4. PROPERTIES.

         (a) Each of the Acquired Entities has insurable title in fee simple absolute to all real properties and title to all other properties and assets owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in Schedule 3.4(b) and Schedule 3.7), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 3.4(b) and Schedule 3.7). The Acquired Entities have delivered or made available to the Purchaser copies of the deeds and other instruments (as recorded) by which the Acquired Entities acquired such real properties, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Acquired Entities and relating to such real property.

         (b) Attached as Schedule 3.4(b) is a true and complete list of all real and other properties and assets (i) with a book value in excess of $10,000 owned by any of the Acquired Entities or (ii) leased or licensed by any of the Acquired Entities from or to a third party with an annual lease or license cost in excess of $10,000 (including inventory but not including Intangibles, as defined in Section 3.7), including with respect to such properties and assets owned by any of the Acquired Entities a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to such properties and assets leased or licensed by any of the Acquired Entities, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by any of the Acquired Entities are reflected on the Last Balance Sheet of such entity (except for acquisitions and sales subsequent to the Last Balance Sheet Date for such entity and prior to the Closing which are either noted in Schedule 3.4(b) or Schedule
3.7 or are approved in writing by the Purchaser). Except as set forth on
Schedule 3.4(b), all real and other tangible properties and assets owned, leased, or licensed by any of the Acquired Entities are to the actual knowledge of the Active Stockholders in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of any Acquired Entity excepted).

         (c) To the actual knowledge of the Active Stockholders, no real property owned, leased, or licensed by any of the Acquired Entities lies in an area which is or will be subject to zoning, use, or building code restrictions which would prohibit, and to the actual knowledge of the Active Shareholders no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent the continued use of such asset as currently used.

         (d) Except as set forth on Schedule 3.4(d):

             (i) To the actual knowledge of the Active Stockholders, each Acquired Entity is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any law relating to the protection of the environment, including laws related to releases and discharge of pollutants and hazardous substances or materials.

             (ii) No Acquired Entity has received any actual or threatened order, notice or other communication from any governmental or administrative authority of any actual or potential violation or failure to comply with any environmental law.

             (iii) To the actual knowledge of the Active Stockholders, no officer, employee or agent of an Acquired Entity, or any other person or entity for whose conduct an Acquired Entity may be held responsible, has Released any Hazardous Substances at or from the properties of the Acquired Entities or properties in which the Acquired Entities had an interest. The term "Hazardous Substance" means any hazardous waste, as defined by 42 U.S.C. Section6903(5), any Hazardous Substance, as defined by 42 U.S.C. Section9601 (14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. Section9601(22).

             (iv) The Acquired Entities have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Acquired Entities pertaining to Hazardous Substances in, on, or under the properties now or previously owned by the Acquired Entities, or concerning compliance by the Acquired Entities, or any other person or entity for whose conduct they are or may be held responsible, with environmental laws.

         SECTION 3.5. CONTRACTS AND OTHER INSTRUMENTS.

         (a) Schedule 3.5 accurately and completely sets forth the information required to be contained therein regarding contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to each Acquired Entity, identifying whether the matter disclosed therein relates to an Acquired Corporation, to a Subsidiary named therein, or to a Controlled Entity named therein. The Stockholders have furnished to the Purchaser (a) the certificate of incorporation (or other organizational document) and by-laws (or other governing document) of each Acquired Entity and all amendments thereto, as currently in effect, and (b) the following:

             (i) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 3.5;

             (ii) true and correct copies of all leases and licenses referred to in Schedule 3.4(b) or Schedule 3.7; and

             (iii) to the actual knowledge of the Active Shareholders, true and correct written descriptions of all material arrangements or understandings referred to in Schedule 3.5 which have a material effect on the business of any Acquired Entity.

         (b) None of the Acquired Entities, or to the actual knowledge of the Active Stockholders, any other party to any material contract, agreement, instrument, lease, or license referred to in Schedule 3.4(b), Schedule 3.5 or
Schedule 3.7 (the "Material Contracts"), is now in violation or breach of, or in default with respect to complying with, any material term of any Material Contract, and each such Material Contract is in full force and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms.

         (c) Each material arrangement or understanding described on Schedule
3.5 is a valid and continuing arrangement or understanding; none of the Acquired Entities has, nor to the actual knowledge of the Active Shareholders, has any other party to any such material arrangement or understanding, given notice of termination or taken any action inconsistent with the continuance of such material arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such material arrangement or understanding in any way. Each of the Acquired Entities enjoys peaceful and undisturbed possession under all material leases and licenses described on
Schedule 3.4(b), Schedule 3.5 and Schedule 3.7.

         (d) None of the Acquired Entities has engaged within the last two years in, is engaging in, or intends to engage in any transaction with, or has had within the last two years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any Stockholder, any director, officer, or employee of any of the Acquired Entities, any relative or affiliate of any Stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any Stockholder, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest (collectively, "Affiliated Transaction Persons"), other than as listed and so specified in Schedule 3.5.

         (e) The stock or other equity interest ledgers and stock or other equity interest transfer books and the minute book records of each of the Acquired Entities relating to all issuances and transfers of stock or other equity interests by such Acquired Entities and all proceedings of the stockholders, members and the Board of Directors (or similar governing bodies) and committees thereof of each of the Acquired Entities since their respective organization made available to the Purchaser are true and complete copies of the original ledgers and transfer books and minute book records of such Acquired Entities. None of the Acquired Entities is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other organizational documents) or by-laws (or other governing documents).

         SECTION 3.6. EMPLOYEES.

         (a) Except as set forth on Schedule 3.6, none of the Acquired Entities has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits.

         (b) Nothing contained in this Agreement or otherwise shall obligate the Purchaser, any Acquired Entity, or CNC to employ any person who is now or in the future may be employed by any of the Acquired Entities.

         SECTION 3.7. PATENTS, TRADEMARKS, ET CETERA.

         (a) No Acquired Entity owns or has pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), other than as described in
Schedule 3.7, all of which are in good standing and uncontested. Schedule 3.7 accurately sets forth with respect to Intangibles owned by any of the Acquired Entities, where appropriate, a statement of cost, book value and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by any of the Acquired Entities from or to a third party, a description of such license. No Affiliated Transaction Person possesses any Intangible which relates to the business of any of the Acquired Entities.

         (b) No Acquired Entity has infringed, has received notice of infringement, or to the actual knowledge of the Active Stockholders is infringing, with asserted Intangibles of others. To the actual knowledge of the Active Stockholders, there is no infringement by others of Intangibles of any of the Acquired Entities.

         SECTION 3.8. QUESTIONABLE PAYMENTS. None of the Acquired Entities, any director, officer, agent, employee, or other person associated with or acting on behalf of any of the Acquired Entities, nor any Stockholder has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of any of the Acquired Entities; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         SECTION 3.9. CONSENTS.

         (a) Except as set forth in Schedule 3.9(a), no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by any of the Acquired Entities or any Stockholder for the execution, delivery, or performance of this Agreement or any of the other Operative Documents by any Acquired Corporation or any Stockholder or for any Acquired Corporation or any Subsidiary to continue to exercise all of its rights as a partner, member, or other security holder of each issuer of each Interest under the agreements and other documents governing such issuer without penalty or dissolution of such issuer for any purpose. Each required consent set forth on Schedule 3.9(a) has been obtained as of the date hereof.

         (b) Except as set forth in Schedule 3.9(b), no consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any Acquired Entity, or any Stockholder is a party, or to which it or he or any of its or his respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement or any of the Operative Documents, the absence of which consent could have a material adverse effect on any Acquired Entity; and the execution, delivery, and performance of this Agreement and each of the Operative Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of any Acquired Entity that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other organizational document) or by-laws (or other governing document of any Acquired Entity), or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on any Acquired Entity, or any Stockholder or to which it or he or any of its or his respective businesses, properties, or assets are subject, the result of which could have a material adverse effect on any Acquired Entity. Each required consent set forth on Schedule 3.9(b) has been obtained as of the date hereof.

         SECTION 3.10. SPECIFIC REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CONTROLLED ENTITIES. Except as set forth on Schedule 3.10:

         (a) There is no delinquent tax or assessment lien against any real property owned at any time by any of the Controlled Entities ("Controlled Entity Real Property").

         (b) Each Controlled Entity is the beneficiary of an American Land Title Association approved form title insurance policy covering each Controlled Entity Real Property currently owned by it, in an amount in each instance at least equal to the Controlled Entity's purchase price for such Controlled Entity Real Property. Each such policy is valid and remains in full force and effect. No claims have been made under any such title insurance policy and no person or entity has done, by act or omission, anything which would impair the coverage of such title insurance policy.

         (c) All Controlled Entity Real Property and all owned improvements comply in all material respects with all applicable environmental, zoning, public safety, and building code laws, rules, and regulations. All inspections, licenses, and certificates required to be made or issued with respect to all such improvements upon any Controlled Entity Real Property have been made or obtained from appropriate authorities and remain in full force and effect. None of the building products utilized in the construction of any such improvements currently are the subject of material products liability claims.

         (d) None of the Controlled Entity Real Property is in an area (i) that contains at any time any protected or endangered species, or (ii) identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards.

         (e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which are or previously became due with respect to any Controlled Entity Real Property currently owned by any Controlled Entity have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

         (f) None of the Controlled Entities has any existing liability of any kind or nature and no such liability of any kind or nature is pending or has been threatened, in each case relating to (i) proffers made to or required by local municipalities relating to the development of any Controlled Entity Real Property, (ii) warranties made to builders or other land purchasers with respect to improvements thereon, or (iii) owners of dwellings constructed upon any Controlled Entity Real Property.

         (g) Utilities are available to all of the Controlled Entity Real Property currently owned by any of the Controlled Entities without necessity for unusual or unduly expensive off-site improvements. There is no actual, pending, or threatened moratorium, discontinuation, or interruption of services to any such Controlled Entity Real Property or upon the availability of building permits thereon.

         (h) There are no undisclosed conditions or other impediments with respect to any of the Controlled Entity Real Property currently owned by any of the Controlled Entities that cause unusual development or remediation costs with respect thereto. There are no unusual soil conditions present on any of the Controlled Entity Real Property.

         (i) None of the Controlled Entities has made any loan of any kind or nature to, or other investment of any kind in, any other Controlled Entity, either directly or utilizing any other person or entity as a conduit. None of the other issuers of any of the Interests has made any loan of any kind or nature to, or other investment of any kind or nature in, any other issuer of any Interest, either directly or utilizing any other person or entity as a conduit. All investments or monetary transfers of any of the Controlled Entities, the Acquired Corporations, or the Subsidiaries are, and all investments or monetary transfers of any kind of any of such other issuers are, fully reflected upon the books and records of such entity.

         3.11. Qualification as to Controlled Entity Representations and Warranties. Notwithstanding any other provision of this Agreement, all representations and warranties contained in Article II and Article III regarding the Controlled Entities are made to the actual knowledge of the Active Stockholders.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to each of the Stockholders as of the Closing as follows:

         SECTION 4.1. ORGANIZATION. Each of the Purchaser and CNC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

         SECTION 4.2. VALIDITY OF SHARES. The shares of Preferred Stock to be delivered to Stockholders pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

         SECTION 4.3. AUTHORITY TO BUY. The Purchaser and CNC have all requisite power and authority to execute, deliver, and perform this Agreement and each of the Operative Documents to which any is or is to be a party. All necessary corporate proceedings of the Purchaser and CNC have been duly taken to authorize the execution, delivery, and performance of this Agreement and each of the Operative Documents by the Purchaser and CNC. This Agreement and each of the Operative Documents have been duly authorized, executed, and delivered by the Purchaser and CNC, are the legal, valid, and binding obligation of the Purchaser and CNC, and are enforceable as to them in accordance with its terms.

         SECTION 4.4. NON-DISTRIBUTIVE INTENT. The Purchaser is an accredited investor, as defined in Rule 501(a) under the Act. The Purchaser, through CNC, is acquiring the ERC Stock, the Baltimore Stock, and the ELLC Membership Interests for its own account (and not for the account of others), for investment purposes only, and not with a view toward the resale or distribution thereof. The Purchaser will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. By virtue of its position, the Purchaser has access to the kind of financial and other information about ERC, ELLC, and Baltimore as would be contained in a registration statement filed under the Securities Act. The Purchaser understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         SECTION 4.5. VALIDITY OF ISSUANCE. Assuming the truth of the representations and warranties made by the Stockholders in Section 2.4, the offer, sale, and delivery of the Securities under the circumstances contemplated by this Agreement constitute exempted transactions under the Securities Act, and registration of such shares under the Securities Act is not required in connection with any such offer, sale, or delivery of such shares.

         SECTION 4.6. CAPITALIZATION. The authorized capital stock of the Purchaser consists of 30,000,000 shares of Common Stock, par value $.01 per share (the "Purchaser Common Stock"), of which 8,199,799 shares were outstanding as of September 30, 1996, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were outstanding as of September 30, 1996. As of September 30, 1996, 1,232,044 shares of the Purchaser Common Stock were subject to the resale restrictions imposed by Rule 144 under the Securities Act of 1933.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         SECTION 5.1. COVENANTS AND AGREEMENTS OF THE ACQUIRED CORPORATIONS AND THE STOCKHOLDERS. The Acquired Corporations and the Stockholders covenant and agree as follows:

         (a) Confidentiality. The Stockholders shall use due care to insure that all confidential information which any Stockholder or any of his counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any Acquired Entity, the Purchaser, or CNC, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the business and for the benefit of the Acquired Entities, in each case without the prior written consent of the Purchaser; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, including, without limitation, federal securities laws, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement or any Operative Document, or (iii) to the extent such information shall have otherwise become publicly available. Each Acquired Corporation and Stockholder shall, and shall cause all other such persons and entities to, deliver to the Purchaser all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing.

         (b) Public Statements. The Purchaser and the Active Stockholders shall jointly issue all communications with respect to the announcement of the consummation of the transactions contemplated by this Agreement; provided, however, the Purchaser may release any information to any governmental authority if required to do so by law.

         (c) Release by Stockholders. Each Stockholder fully and unconditionally releases and discharges all claims and causes of action which he or his heirs, personal representatives, successors, or assigns ever had, now have, or hereafter may have against the Purchaser, CNC, each Acquired Entity and, when acting as such, their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, current, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except claims and causes of action arising out of, based upon, or in connection with this Agreement or with their ownership of securities issued by the Purchaser.

         (d) File Tax Return. The Stockholders agree to file, within the time allowed by law, all federal, state, local, and foreign tax returns with the appropriate jurisdictions, for all periods prior to the Closing Date, to include therein all information required to be contained therein relating to each of the Acquired Entities for such period, and to pay all Taxes with respect to each Acquired Entity for such periods.

         SECTION 5.2. COVENANTS AND AGREEMENTS OF THE PURCHASER AND CNC. The Purchaser and CNC covenant and agree as follows:

         (a) Confidentiality. Each of the Purchaser and CNC shall use due care to insure that all confidential information which the Purchaser, CNC, or any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any Acquired Entity, any Interest, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of the Acquired Corporations and the Subsidiaries and Controlled Entities, in each case without the prior written consent of the Stockholders; provided, however, that the restrictions of this sentence shall not apply (i) with respect to the obligations of the Purchaser and CNC after the Closing takes place, (ii) as may otherwise be required by law including, without limitation, the federal securities laws, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement or any Operative Document, or (iv) to the extent such information shall have otherwise become publicly available. The Purchaser and CNC shall, and shall cause all other such persons and entities to, deliver to the Stockholders all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at the Closing.


                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 6.1. INDEMNIFICATION BY ACTIVE STOCKHOLDERS. The Active Stockholders, jointly and severally, hereby agree to indemnify and hold harmless the Purchaser, CNC, each of the Acquired Entities, and their respective past, current, and future officers, directors, employee, counsel, agents, and equity holders, in each case who are not a Stockholder, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Purchaser Indemnitees"), against any and all losses, liabilities, damages, and expenses whatsoever (including but not limited to reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred arising out of, based upon, or in connection with (a) any material misrepresentation or breach of any warranty of the Active

Stockholders contained in this Agreement or any other Operative Document, and
(b) any act, alleged act, omission, or alleged omission occurring at or prior to the Closing (including, without limitation, any which arise out of, are based upon, or are in connection with any of the transactions contemplated hereby or any of the Operative Documents), arising out of, based upon, or relating to the Acquired Entities, the Acquired Entities' business, the assets owned or leased by the Acquired Entities, the ERC Shares, the Baltimore Shares, the ELLC Interests, the Subsidiaries, the Interests, the Controlled Entities, and all other matters as they relate to the Acquired Entities, any of which have a material adverse effect on any Acquired Corporation. The foregoing agreement to indemnify shall be in addition to any liability the Active Stockholders may otherwise have, including liabilities arising out of this Agreement or any of the Operative Documents. The aggregate amount of the Active Stockholders' joint and several indemnification pursuant to this Section 6.1 shall not exceed the aggregate purchase price paid to the Stockholders pursuant to the Agreement at Closing.

         SECTION 6.2. INDEMNIFICATION BY THE STOCKHOLDERS. Each of the Stockholders hereby agrees to indemnify and hold harmless each of the Purchaser Indemnitees against any and all losses, liabilities, damages, and expenses whatsoever (including but not limited to reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred arising out of, based upon, or in connection with any breach of any covenant or agreement of any Stockholder contained in this Agreement or in any Operative Document, any of which have a material adverse effect on any Acquired Corporation. Notwithstanding the foregoing, the Stockholders shall have no indemnification obligations with respect to the representations and warranties of the Active Stockholders contained in Article III. The foregoing agreement to indemnify shall be in addition to any liability the Stockholders may otherwise have, including liabilities arising out of this Agreement or any of the Operative Documents. The aggregate amount of any Stockholder's indemnification pursuant to this Section 6.2 shall not exceed the purchase price paid to the Stockholder pursuant to this Agreement at Closing.

         SECTION 6.3. INDEMNIFICATION BY THE PURCHASER AND CNC. Each of the Purchaser and CNC, jointly and not severally, hereby agrees to indemnify and hold harmless each of the Stockholders and their respective successors, assigns, heirs, legatees, executors, and administrators (collectively, the "Stockholder Indemnitees") against any and all losses, liabilities, damages, and expenses whatsoever (including but not limited to reasonable fees of one counsel and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred arising out of, based upon, or in connection with any material misrepresentation or breach of any warranty made by the Purchaser or CNC in this Agreement or in any Operative Document or any breach of any covenant or agreement of the Purchaser or CNC contained in this Agreement or in any Operative Document, any of which have a material adverse effect on any Stockholder.

         SECTION 6.4. METHOD OF ASSERTING CLAIMS. In the event that any claim or demand for which one or more Stockholders (collectively, the "Liable Stockholders") could be liable to a Purchaser Indemnitee hereunder is asserted against or sought to be collected from a Purchaser Indemnitee by a third party, the Purchaser Indemnitee shall promptly notify the Liable Stockholders of such claim or demand, specifying the nature of such claim or demand and the amount or the estimate amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Liable Stockholders shall have twenty (20) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Purchaser Indemnitee (A) whether or not they dispute their liability to the Purchaser Indemnitee hereunder with respect to such claim or demand, and (B) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Purchaser Indemnitee against such claim or demand.

         (a) The Liable Stockholders shall not be entitled to act independently under the procedures set forth in this Section 6.4, but must act in concert in complying with the procedures set forth in this Section 6.4. If the Liable Stockholders dispute their liability with respect to such claim or demand or the amount thereof (whether or not the Liable Stockholders desire to defend the Purchaser Indemnitee against such claim or demand as provided in subsections (b) and (c) below), such dispute shall be resolved in compliance with Section 6.6. Pending the resolution of any dispute by the Liable Stockholders of their liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Purchaser Indemnitee.

         (b) In the event that the Liable Stockholders notify the Purchaser Indemnitee within the Notice Period that they desire to defend the Purchaser Indemnitee against such claim or demand then, except as hereinafter provided, the Liable Stockholders shall have the right to defend the Purchaser Indemnitee by appropriate proceedings, which proceeding shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the Purchaser Indemnitee becoming subject to liability for any other matter; provided, however, that the Liable Stockholders shall not, without the prior written consent of the Purchaser Indemnitee, consent to the entry of any judgment against the Purchaser Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Purchaser Indemnitee of a release, in form and substance satisfactory to the Purchaser Indemnitee, from all liability in respect of such claim or litigation. If any Purchaser Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Purchaser Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties, or prospects of the Purchaser Indemnitee, including without limitation the administration of the tax returns and the responsibilities under the tax laws of the Purchaser Indemnitee, then the Purchaser Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Stockholders hereunder; provided, however, that the Purchaser Indemnitee shall not settle any such claim or demand without the prior written consent of the Liable Stockholders, which consent shall not be unreasonably withheld or delayed. If the Purchaser Indemnitee should elect to exercise such right, the Liable Stockholders shall have the right to participate in, but not control, the defense or settlement of such claim or demand at their sole cost and expense.

         (c) (i) If the Liable Stockholders elect not to defend the Purchaser Indemnitee against such claim or demand, whether by not giving the Purchaser Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same may be defended by the Liable Stockholders or by the Purchaser Indemnitee (but the Purchaser Indemnitee shall not have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Liable Stockholders hereunder unless the Liable Stockholders have disputed their liability to the Purchaser Indemnitee as provided in subsection (a) above, in which event such dispute shall be resolved as provided in Section 6.6.

             (ii) In the event that a Purchaser Indemnitee should have a claim or demand against the Liable Stockholders that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Purchaser Indemnitee shall promptly send a Claim Notice with respect to such claim to the Liable Stockholders. If the Liable Stockholders dispute their liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 6.6; if the Liable Stockholders do not notify the Purchaser Indemnitee within the Notice Period that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of the Liable Stockholders hereunder.

         (d) All claims for indemnification by a Stockholder Indemnitee hereunder shall be asserted and resolved utilizing the procedures set forth above substituting in the appropriate place "Stockholder Indemnitee" for "Purchaser Indemnitee" and variations thereof an "Purchaser" for "Stockholder."

         SECTION 6.5. PAYMENT. Upon the determination of the liability under
Section 6.1, Section 6.2, Section 6.3, or Section 6.4, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person or entity, to setoff the unpaid amount of any such claim against any amounts owed by it under this Agreement or any of the Operative Documents. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person or entity with respect to the subject matter of such claim.

         SECTION 6.6. ARBITRATION.

         (a) All disputes under this Article VI shall be settled by arbitration in McLean, Virginia before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 6.6. The arbitrator shall be selected by the agreement of the Stockholders, the Purchaser, and CNC, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to such rules from the panel of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding, and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any party to such arbitration has raised an unreasonable claim, defense, or objection, then the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense, or objection.

         (b) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. Nothing contained in this Section 6.6 shall prevent the parties from settling any dispute by mutual agreement at any time.

         SECTION 6.7. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties hereunder are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the party of any party hereto, including without limitation the right to seek specific performance, recision, or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1. ACTUAL KNOWLEDGE. As used herein, the term "actual knowledge" means the actual knowledge as of the date hereof of the appropriate party.

         SECTION 7.2. BROKERAGE FEES. The Purchaser hereby agrees to pay to Underhill Investment Corporation such brokerage fee in connection with the transactions contemplated hereby as may be agreed to by the Purchaser and Underhill Investment Corporation. Each of the Stockholders, jointly and not severally, hereby represents and warrants to the Purchaser and CNC that neither such Stockholder nor any Acquired Corporation, Subsidiary, or Controlled Entity has in any manner created any other liability of any person or entity for any other brokerage or finders fee in connection with the transactions contemplated hereby and by the Operative Documents. Each of the Purchaser and CNC, jointly and not severally, hereby represents and warrants to each of the Stockholders that it has not in any manner created any other liability of any person or entity for any other brokerage or finders fee in connection with the transactions contemplated hereby and by the Operative Documents.

         SECTION 7.3. FURTHER ACTIONS.

         (a) At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement and each of the Operative Documents.

         (b) After the Closing, each party shall from time to time, at the reasonable request of any other party, and without cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably require, in order to effectuate the purposes of this Agreement and each of the Operative Documents.

         SECTION 7.4. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         SECTION 7.5. SURVIVAL.

         (a) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of Securities by Purchaser or CNC, irrespective of any investigation made by or on behalf of any party, as follows:

             (i) the representations and warranties contained in Articles II and IV shall survive indefinitely;

             (ii) the representations and warranties contained in Sections 3.2, 3.4(d) and 3.6 shall survive through the date of the expiration of the applicable statutes of limitations (including any extensions thereof); and

             (iii) all other representations and warranties contained in this Agreement shall survive for a period of two (2) years from the date of Closing.

         (b) The statements contained in any of the Operative Documents or delivered to the Purchaser or CNC in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of any Acquired Entity, or any Stockholder pursuant hereto or thereto or delivered to the Purchaser or CNC in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Stockholders (jointly and not severally except as otherwise expressly set forth herein or therein) hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

         SECTION 7.6. MODIFICATION. This Agreement, the Exhibits and Schedules hereto, and the Operative Documents set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         SECTION 7.7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.7):

                  If to the Purchaser:

                  Crown NorthCorp, Inc.
                  1251 Dublin Road
                  Columbus, Ohio 43215
                  Attn: Mr. Ronald E. Roark
                         Chairman
                  Telecopy: (614) 488-9780

                  With copies to:

                  Crown NorthCorp, Inc.
                  1251 Dublin Road
                  Columbus, Ohio 43215
                  Attn: Stephen W. Brown, Esq.
                  Telecopy: (614) 488-9780

                  Powell, Goldstein, Frazer & Murphy
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn: Jonathan R. Shils, Esq.
                  Telecopy: (404) 572-6999

         If to the Stockholders or the Acquired Corporations:

                  Eastern Realty Corporation
                  1568 Springhill Road
                  Suite 222
                  McLean, Virginia 22102
                  Attn: Jay N. Rollins, President
                  Telecopy: (703) 821-3625

                  With copies to:

                  Miller and Smith Holding, Inc.
                  1568 Springhill Road
                  Suite 401
                  McLean, Virginia 22102
                  Attn: Charles F. Stuart, Jr., Esq.
                  Telecopy: (703) 821-2040

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W.
                  Suite 400
                  Washington D.C. 20036
                  Attn: Stuart M. Ginsberg, Esq.
                  Telecopy: (202) 429-3231

Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7.7. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 7.7 shall be deemed given at the time of receipt thereof.

         SECTION 7.8. WAIVER. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         SECTION 7.9. ACQUIRED ENTITY OBLIGATIONS. No Stockholder shall have any rights against any Acquired Entity if a remedy is sought or obtained against any Stockholder because both such Acquired Entity and one or more Stockholders breach a representation, warranty, covenant, or agreement.

         SECTION 7.10. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of each Acquired Entity, the Purchaser, and CNC and their respective successors and assigns and each Stockholder and his heirs, executors, and administrators, and shall inure to the benefit of each Purchaser Indemnitee and Stockholder Indemnitee and its successors and assigns (if not a natural person) and his heirs, executors, and administrators (if a natural person).

         SECTION 7.11. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.10).

         SECTION 7.12. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 7.13. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 7.14. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to the conflict of law principles thereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                   CROWN NORTHCORP, INC.



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   CNC HOLDING CORP.



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   MILLER AND SMITH HOLDING, INC.



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



                                   ---------------------------------------------
                                   GORDON V. SMITH



                                   ---------------------------------------------
                                   ALVIN D. HALL



                                   ---------------------------------------------
                                   SPENCER R. STOUFFER

                                   ---------------------------------------------
                                   RICHARD J. NORTH



                                   ---------------------------------------------
                                   JAY N. ROLLINS



                                   ---------------------------------------------
                                   CHARLES F. STUART, JR.



                                   EASTERN REALTY CORPORATION



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   EASTERN BALTIMORE, INC.



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   EASTERN REALTY L.L.C.



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                 SCHEDULE 1.1(C)

                                                            NUMBER OF SHARES OF
STOCKHOLDER AND SECURITIES TO BE SOLD                                OF
      FOR SUCH PREFERRED STOCK                                PREFERRED STOCK

M&S
    -     ERC Shares

Smith
    -     Baltimore Shares
    -     ELLC Membership Interest

Hall
    -     Baltimore Shares
    -     ELLC Membership Interest

Stouffer
    -     Baltimore Shares
    -     ELLC Membership Interest

North
    -     Baltimore Shares
    -     ELLC Membership Interest

Rollins
    -     Baltimore Shares
    -     ELLC Membership Interest

Stuart
    -     Baltimore Shares
    -     ELLC Membership Interest

                                 SCHEDULE 2.1(A)

                    LIST OF ERC SUBSIDIARIES, ERC INTERESTS,
                   AND CONTROLLED ERC ENTITIES AND INFORMATION
                               ABOUT THEM AND ERC

1.  THE ERC INTERESTS:

Name of Issuer  Type of Equity Interest         Quantum of Equity Interest

                Jurisdiction   Principal   Business   Qualif.   Cap.   Ownership
Form of         of             Place of
Organization    Organization   Business


2.  ERC SUBSIDIARIES:

                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership


3.  CONTROLLED ERC ENTITIES:

                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership


4.  OTHER OWNERSHIP INTERESTS:

                                 SCHEDULE 2.1(B)

                         LIST OF BALTIMORE SUBSIDIARIES,
             BALTIMORE INTERESTS, AND CONTROLLED BALTIMORE ENTITIES
                    AND INFORMATION ABOUT THEM AND BALTIMORE

1.  THE BALTIMORE INTERESTS:

Name of Issuer  Type of Equity Interest         Quantum of Equity Interest

                Jurisdiction   Principal
Form of         of             Place of
Organization    Organization   Business    Business   Qualif.   Cap.   Ownership


2.  BALTIMORE SUBSIDIARIES:


                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership


3.  CONTROLLED BALTIMORE ENTITIES:


                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership



4.  OTHER OWNERSHIP INTERESTS:

                                 SCHEDULE 2.1(C)

                   LIST OF ELLC SUBSIDIARIES, ELLC INTERESTS,
                  AND CONTROLLED ELLC ENTITIES AND INFORMATION
                               ABOUT THEM AND ELLC

1.  THE ELLC INTERESTS:

Name of Issuer  Type of Equity Interest         Quantum of Equity Interest

                Jurisdiction   Principal
Form of         of             Place of
Organization    Organization   Business    Business   Qualif.   Cap.   Ownership


2.  ELLC SUBSIDIARIES:


                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership


3.  CONTROLLED ELLC ENTITIES:


                     Jurisdiction  Principal
       Form of       of            Place of
Name   Organization  Organization  Business   Business  Qualif.  Cap.  Ownership


4.  OTHER OWNERSHIP INTERESTS:

                                 SCHEDULE 2.1(D)

               ORGANIZATIONAL CHART OF THE ACQUIRED CORPORATIONS,
                   THE SUBSIDIARIES, THE CONTROLLED ENTITIES,
                                AND THE INTERESTS

                                  SCHEDULE 2.2

                     OWNERSHIP OF THE ACQUIRED CORPORATIONS

                                 SCHEDULE 2.4(D)

                                  SCHEDULE 3.1

                         DELIVERED FINANCIAL STATEMENTS

                                  SCHEDULE 3.3

                                   LITIGATION

                                 SCHEDULE 3.4(B)

                   LIST OF PROPERTY OWNED, LEASED, OR LICENSED



                                                                  Net Book
                                               Tax Reserve for    Value          Acquired Since
Description of                                 Depreciation       for Financial  Last Balance
Property Owned           Cost  Tax Book Value  (Except for Land)  Reporting      Sheet Date
-----------------------  ----  --------------  -----------------  -------------  --------------




Description of Property        Description of Lease or License
Leased or Licensed

                                  SCHEDULE 3.4

                               ENVIRONMENTAL LAWS

                                  SCHEDULE 3.5

          LIST OF CONTRACTS, AGREEMENTS, INSTRUMENTS, AND ARRANGEMENTS

Where no such instrument exists, the Stockholders have inserted the word "none."

(a)  Specimen copies of standard transaction terms and warranties.

(b) Sale, purchase, and lease agreements with an aggregate sale, purchase, or lease price in excess of $1,000.

(c)  Agreements for the acquisition of businesses and joint venture agreements.

(d) Brokerage agreements, model home conversion agreements, agreements with finders and brokers, and other agency agreements.

(e) Bank credit, factoring, and loan agreements, indentures, promissory notes, and other evidences of indebtedness (excluding invoices and like evidences of regular trade indebtedness), and letters of credit; and all consents or waivers relating to any of the foregoing.

(f) Liens, mortgages, security interests, pledges, charges, easements, and other encumbrances; and all documents purporting to create any of the foregoing.

(g) Insurance policies (including all under which any Acquired Corporation, any Subsidiary, any Controlled Entity, or any Stockholder is a beneficiary).

(h) Consent decrees, judgments, orders, settlement agreements, or agreements relating to competitive activities which require or prohibit any future action by any Acquired Corporation, any Subsidiary, any Controlled Entity, or any Stockholder or to which any of them or any of their respective businesses, properties, or assets are or may be subject.

(i) Contracts, agreements, instruments, leases, licenses, arrangements, or understandings with any Affiliated Transaction Person.

(j) Rights of way, proffers, PUD plans, market studies, appraisals, environmental studies, and soil reports.

(k)  Government contracts, permits, franchises, and inspection reports.

(l)  Powers of attorney and letters of authorization.

(m) Bank accounts, escrows, and safe deposit boxes, and persons authorized to draw thereon or having access thereto.

(n) Deeds.

(o) Consents necessary for the execution, delivery, or performance of this Agreement or any Operative Document by any Acquired Corporation, any Subsidiary, any Controlled Entity, or any Stockholder, or for the transfer of the owner of any Interest to the Purchaser or CNC contemplated by this Agreement or any of the Operative Documents.

(p) Guarantees or undertakings.

(q) Any management, advisory, consulting, engineering, designing, utility, or other agreement not listed above.

(r) Contracts, agreements, and instruments not listed above which are of material importance in the conduct of the business of any Acquired Corporation, any Subsidiary, or any Controlled Entity as currently conducted.

(s) Reports or memoranda relating to broad aspects of the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any Acquired Corporation or of any Subsidiary or Controlled Entity made within the last five years.

(t) Other reports, opinions, or appraisals of any property or asset of any Acquired Corporation or any Subsidiary or Controlled Entity made in the last ten years.

(u) Any agreements, instruments, or other documents through which any of the Acquired Corporations or the Subsidiaries exercises control over any Controlled Entity.

The following is a list of arrangements and understandings relating to financial matters, regardless in each case of whether or not such arrangements or understandings are in contractual or written form:



The following are other material contracts to which any of the Acquired Corporations, the Subsidiaries, or the Controlled Entities are parties or to which any of their respective properties or assets are subject:

                                  SCHEDULE 3.6

                                EMPLOYEE BENEFITS




                                    -xviii-

                                  SCHEDULE 3.7

                     LIST OF INTANGIBLES OWNED AND LICENSED


Description of
Intangible Owned
or for Which                                                                       Net Book Value  Acquired Since
Application is                                                    Tax Reserve for  for Financial   Last Balance
Pending                             Cost  Tax Book Value          Depreciation     Reporting       Sheet Date
----------------                    ----  --------------          ---------------  --------------  --------------




Description of Intangible Licensed        Description of License



The following rights under Intangibles are necessary to the business of any Acquired Corporation or of any Subsidiary or Controlled Entity:

                                SCHEDULE 3.9(A)

                             GOVERNMENTAL CONSENTS

                                 SCHEDULE 3.9(B)

                              CONTRACTUAL CONSENTS

                                  SCHEDULE 3.10

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO CONTROLLED
               ENTITIES AS TO DELINQUENT TAXES, ASSESSMENTS, ETC.

CROSS REFERENCES -- PLEASE DO NOT DELETE!!!

1.1     Terms
2.1     organization
2.2     capitalization
2.3     financialcondition
2.6     Properties
2.7     contracts
2.9     Patents
2.11    authoritytosell
2.14    Validityofissuance
3.5     Validity
4.16    employmentagreement
7.1     indemnification
7.2     indemnificationellc
7.3     indemnificationstockholders
7.4     indemnificationpurchaser
7.5     assertingclaims
7.7     arbitration
8.6     appointmentagent
8.8     notices
8.11    bindingeffect


                                    -xxiii-